Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33786)
and Form S-8 (Nos. 333-81870, 333-72020, 333-55592, 333-30026, 333-98514, 333-21551, and 333-52881) of
Pharmacyclics, Inc. of our report dated August 9, 2002 relating to the financial statements, which appears in this
Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
September 24, 2002